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Filed with the United States Securities and Exchange Commission on
April 21, 2020 under the Securities Act of 1933, as amended.

Registration No. 333-236974

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CC NEUBERGER PRINCIPAL HOLDINGS I
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1526024 (I.R.S. Employer Identification Number)

200 Park Avenue, 58th Floor
New York, New York 10166
(212) 355-5515
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Chinh E. Chu
Chief Executive Officer
200 Park Avenue, 58th Floor
New York, New York 10166
(212) 355-5515
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant(2)	34,500,000 Units	$10.00	$345,000,000	$44,781

Class A ordinary shares included as part of the units(3)	34,500,000 Shares	—	—	—(4)

Redeemable warrants included as part of the units(3)	8,625,000 Warrants	—	—	—(4)

Total			$345,000,000	$44,781(5)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 4,500,000 units, consisting of 4,500,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
Previously paid.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        CC Neuberger Principal Holdings I is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-236974) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of the Registration Statement, the signature page to the Registration Statement and filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

 PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

        (a) Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.

3.1	*	Memorandum and Articles of Association.

3.2	*	Form of Amended and Restated Memorandum and Articles of Association.

4.1	*	Specimen Unit Certificate.

4.2	*	Specimen Ordinary Share Certificate.

4.3	*	Specimen Warrant Certificate.

4.4	*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1	*	Opinion of Kirkland & Ellis LLP.

5.2	*	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.

10.1	*	Form of Letter Agreement among the Registrant, CC Neuberger Principal Holdings I Sponsor LLC, and the other parties signatory thereto.

10.2	*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.3	*	Form of Registration and Shareholder Rights Agreement among the Registrant, CC Neuberger Principal Holdings I Sponsor LLC and the Holders signatory thereto.

10.4	*	Form of Private Placement Warrants Purchase Agreement between the Registrant and CC Neuberger Principal Holdings I Sponsor LLC.

10.5	*	Form of Indemnity Agreement.

10.6	*	Promissory Note, dated as of January 16, 2020, issued to CC Neuberger Principal Holdings I Sponsor LLC.

10.7	*	Securities Subscription Agreement, dated January 16, 2020, between CC Neuberger Principal Holdings I Sponsor LLC and the Registrant.

10.8	*	Form of Administrative Services Agreement between the Registrant and CC Neuberger Principal Holdings I Sponsor LLC.

10.9		Form of Forward Purchase Agreement.

23.1	*	Consent of WithumSmith+Brown, PC.

23.2	*	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).

23.3	*	Consent of Maples and Calder (included on Exhibit 5.2).

24	*	Power of Attorney (included on signature page to initial filing of this registration statement).

*
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of April, 2020.

CC NEUBERGER PRINCIPAL HOLDINGS I
By:	/s/ DOUGLAS NEWTON Douglas Newton Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Position	Date

* Chinh E. Chu		Chief Executive Officer and Director (Principal Executive Officer)	April 21, 2020
/s/ DOUGLAS NEWTON Douglas Newton		Chief Financial Officer (Principal Financial and Accounting Officer)	April 21, 2020
* Charles Kantor		Director	April 21, 2020
*By:	/s/ DOUGLAS NEWTON Douglas Newton Attorney-in-fact

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EXPLANATORY NOTE
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules.